                          CLARIFICATION AGREEMENT (UPO)

     This Clarification Agreement (UPO) (this "Agreement"), dated November __,
2006, is to the Unit Purchase Option, dated as of June 29, 2005 (the "UPO"), issued by Services Acquisition Corp. International, a Delaware corporation
("Company") to Broadband Capital Management LLC ("Holder").

     WHEREAS, Sections 5.1 and 5.2 of the UPO impose obligations to register the securities underlying the UPO, which obligation includes a "best efforts"
obligation; and

     WHEREAS, as a result of certain questions that have arisen regarding the accounting treatment applicable to the UPO, the parties hereto deem it necessary and desirable to amend the UPO to clarify that the Holder does not have the right to receive a net cash settlement (and there will be no liability on the part of the Company) in the event the Company does not maintain a current prospectus relating to the securities underlying the UPO.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the UPO as set forth herein.

     1.  UPO. The UPO is hereby clarified by adding the following sentence as the last sentence of Section 5.3:

         "Notwithstanding anything to the contrary set forth herein, if the
     Company is unable to (i) deliver any securities pursuant to the exercise of this UPO (including the exercise of any Warrants) or (ii) maintain an effective registration statement and current prospectus covering the securities underlying the UPO, the Company will have no obligation to pay such Holder(s) any cash or other consideration or otherwise "net cash settle" any portion of the UPO (including any Warrants). The Holder acknowledges and agrees that the UPO may expire unexercised or unredeemed if there is no effective registration event."

     2.  Miscellaneous.

     (a) Governing Law. The validity, interpretation, and performance of this
Agreement and of the UPO shall be governed in all respects by the laws of the
State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

     (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

     (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Agreement, provisions of the UPO which are not inconsistent with this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Clarification
Agreement (UPO) as of the date first written above.

                                         SERVICES ACQUISTION CORP. INTERNATIONAL

                                         By:
                                             -----------------------------------

                                         By:
                                             -----------------------------------